(a) The Prospectus and Statement of Additional Information relating to Goldman Sachs Trust's (the"Trust") Research Select Fund as filed with the Securities and Exchange Commission ("SEC"), on April 5, 2000 as part of the Trust's Post-Effective Amendment No. 63 pursuant to the Securities Act of 1933 (Accession No. 0000950109-00-001365) are incorporated herein by reference.

(b) The Prospectus and Statement of Additional Information relating to Goldman Sachs Trust's (the "Trust") Enhanced Income Fund as filed with the Securities and Exchange Commission ("SEC"), on June 15, 2000 as part of the Trust's
Post-Effective Amendment No. 67 pursuant to the Securities Act of 1933 (Accession No. 0000950130-00-003405) are incorporated herein by reference.

         The Prospectus and Statement of Additional Information relating to Goldman Sachs Trust's (the "Trust") Enhanced Cash Fund as filed with the Securities and Exchange Commission ("SEC"), on May 3, 2000 as part of the Trust's Post-Effective Amendment No. 65 pursuant to the Securities Act of 1933 (Accession No. 0000950130-00-002509) are incorporated herein by reference.

(c) The Prospectus and Statement of Additional Information relating to Goldman Sachs Trust's (the "Trust") ILA Treasury Obligations Portfolio, ILA Treasury Instruments Portfolio and Federal Portfolio to add Cash Management Shares as filed with the Securities and Exchange Commission ("SEC"), on May 19, 2000 as part of the Trust's Post-Effective Amendment No. 66 pursuant to the Securities Act of 1933 (Accession No. 0000950130-00-003033) are incorporated herein by reference.